SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 19, 2009



                       U.S. HELICOPTER CORPORATION (Exact
                   Name of Registrant as Specified in Charter)



     Delaware                             001-32580                27-0096927
--------------------------------        -------------         ------------------
(State or Other Jurisdiction of          (Commission            (IRS Employer
Incorporation or Organization)           File Number)        Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY
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(Address of Principal Executive Offices)                                10004
                                                                        -----
                                                                      (Zip Code)

       Registrant's telephone number, including area code: (212) 248-2002
                                                           --------------


                                 Not Applicable
             -------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
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[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 19, 2009, U.S. Helicopter Corporation ("we", "us" or the "Company") amended the terms of a loan agreement, pledge agreement and convertible promissory note in connection with a loan in the principal amount of $1,500,000 (the "Loan") made to us by Barry J. Belmont (the "Lender") on or about July 15, 2008. Pursuant to the Amendment No. 1 to Note Purchase Agreement entered into between the Lender and us, the Lender agreed to extend the maturity date of the Loan to the earlier of (a) the first closing of a private placement of our debt or equity securities to institutional investors in a proposed institutional capital raise to be conducted by us or (b) February 28, 2009.

         In consideration of the Lender's agreement to extend the maturity date of the Loan, we agreed to issue to the Lender 175,000 shares of our restricted common stock, a warrant to purchase up to 1,000,000 shares of our common stock (the "Warrant"), a fee of $20,000, which was added to the principal amount of the Loan and is payable upon the extended maturity date of the Loan, and an increased interest rate of 18% per annum calculated from January 1, 2009. The Warrant has an exercise price of $0.20 per share and a term of five years from the date of issuance. The shares of common stock underlying the Warrant carry piggyback registration rights.

         In addition, certain pledgors agreed to pledge an additional 6,875 shares of common stock of an unrelated third party corporation (the "Third Party") to secure repayment of the Loan. In all, a total of 381,875 shares of common stock of the Third Party have been pledged by five stockholders of such entity. In addition, the Third Party agreed to issue to the Lender a warrant to purchase 381,875 shares of its common stock at a purchase price of $4.00 per share, which has a term of four months from the date of issuance.

         Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to an accredited investor in private transactions without the use of any form of general solicitation or advertising. No sales commission or other remuneration was paid in connection with such transaction. The underlying securities are "restricted securities" subject to applicable limitations on resale.

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 23, 2009

                                            U.S. HELICOPTER CORPORATION
                                            (Registrant)



                                            By:   /s/ George J. Mehm, Jr.
                                                ---------------------------
                                                George J. Mehm, Jr.
                                                Chief Financial Officer and
                                                Sr. Vice President